SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS II

and

VICTORY CAPITAL MANAGEMENT INC.

Dated: May 21, 2015

ETFs

ETF Name	Fee1	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	December 5, 2023	December 31, 2024

VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 5, 2023	December 31, 2024

VictoryShares US EQ Income Enhanced Volatility Wtd	0.30%	December 5, 2023	December 31, 2024
ETF

VictoryShares US Discovery Enhanced Volatility Wtd	0.30%	December 5, 2023	December 31, 2024
ETF
VictoryShares Developed Enhanced Volatility Wtd	0.40%	December 5, 2023	December 31, 2024
ETF
VictoryShares US Small Cap Volatility Wtd ETF	0.30%	December 5, 2023	December 31, 2024

VictoryShares International Volatility Wtd ETF	0.40%	December 5, 2023	December 31, 2024

VictoryShares US Large Cap High Div Volatility Wtd	0.30%	December 5, 2023	December 31, 2024
ETF

VictoryShares US Small Cap High Div Volatility Wtd	0.30%	December 5, 2023	December 31, 2024
ETF
VictoryShares International High Div Volatility Wtd	0.40%	December 5, 2023	December 31, 2024
ETF
VictoryShares Dividend Accelerator ETF	0.30%	December 5, 2023	December 31, 2024

VictoryShares US Multi-Factor Minimum Volatility	0.30%	December 5, 2023	December 31, 2024
ETF

VictoryShares Core Intermediate Bond ETF	0.30%	December 5, 2023	December 31, 2024

VictoryShares Core Short-Term Bond ETF	0.25%	December 5, 2023	December 31, 2024

VictoryShares Emerging Markets Value Momentum	0.30%	December 5, 2023	December 31, 2024
ETF
VictoryShares International Value Momentum ETF	0.25%	December 5, 2023	December 31, 2024

VictoryShares US Small Mid Cap Value Momentum	0.15%	December 5, 2023	December 31, 2024
ETF

1Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

			Must Be
ETF Name	Fee1	Last Approved	Approved By

VictoryShares US Value Momentum ETF	0.15%	December 5, 2023	December 31, 2024

VictoryShares Nasdaq Next 50 ETF	0.15%	December 5, 2023	December 31, 2024

VictoryShares THB Mid Cap ETF	0.50%	December 5, 2023	December 31, 2024

VictoryShares Core Plus Intermediate Bond ETF	0.35%	December 5, 2023	December 31, 2024

VictoryShares Corporate Bond ETF	0.35%	December 5, 2023	December 31, 2024

VictoryShares WestEnd US Sector ETF	0.40%	December 5, 2023	December 31, 2024

VictoryShares Free Cash Flow ETF	0.35%	December 5, 2023	December 31, 2024

VictoryShares Small Cap Free Cash Flow ETF	0.45%	December 5, 2023	December 31, 2024

VictoryShares WestEnd Global Equity ETF*	0.52%	May 21, 2024	December 31, 2024

VictoryShares WestEnd Dynamic Equity ETF*	0.65%	May 21, 2024	December 31, 2024

VictoryShares WestEnd Economic Cycle Bond ETF*	0.35%	May 21, 2024	December 31, 2024

VictoryShares Hedged Equity Income ETF*	0.50%	May 21, 2024	December 31, 2024

Mutual Funds

		Last	Must Be
Name of Fund	Fee1	Approved	Approved By
Victory US 500 Enhanced Volatility Wtd Index Fund	0.70%	December 5, 2023	December 31, 2024

Victory Market Neutral Income Fund	0.35%	December 5, 2023	December 31, 2024

Current as of May 21, 2024
* Pending launch

VICTORY PORTFOLIOS II

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: Secretary

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ Michael Policarpo

Name: Michael Policarpo II

Title: President, Chief Financial Officer and Chief Administrative Officer

1Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.